EXHIBIT 11

                                  FRED'S, INC.

                       COMPUTATION OF NET INCOME PER SHARE

                                   (unaudited)
                    (in thousands, except per share amounts)



                                                               Thirteen Weeks Ended                      Twenty-Six Weeks Ended
                                                               August 1,         August 2,                August 1,        August 2,
                                                                 1998              1997                     1998             1997
                                                              ----------        ----------               ----------        ------

Basic net income per share

  Net income                                                     $ 1,779         $ 1,251                  $ 5,531           $3,931
                                                                  =======        =======                  =======           ======

  Weighted average number of common shares
   outstanding during the period                                  11,799          11,636                   11,784           11,635
                                                                  =======        =======                  =======           ======

  Net income per share                                           $   .15         $   .11                  $   .47           $  .34
                                                                  =======        ========                  =======          ======

Diluted net income per share

  Net income                                                     $ 1,779         $ 1,251                  $ 5,531           $3,931
                                                                  =======         =======                 =======           ======

  Weighted average number of common shares
   outstanding during the period                                  11,799          11,636                   11,784           11,635

  Additional shares attributable to common
   stock equivalents                                                 310             184                      313               95
                                                                  -------         -------                  -------          ------
                                                                  12,109          11,820                   12,097           11,730
                                                                  =======         =======                  =======          ======

  Net income per share                                            $  .15          $  .11                   $  .46           $  .34
                                                                  =======         =======                  =======          ======
